Exhibit 99.3

Vital Energy Announces Offering Of Senior Notes

TULSA, OK – September 13, 2023 – Vital Energy, Inc., a Delaware corporation (NYSE: VTLE) (“Vital Energy” or the “Company”), announced today that it intends, subject to market conditions, to publicly offer $300 million in aggregate principal amount of 10.125% senior unsecured notes due 2028 and $500 million in aggregate principal amount of senior unsecured notes due 2030 in a registered underwritten offering for a total of $800 million. The Company intends to use a portion of the net proceeds from this offering of the notes and a concurrent offering of common stock to fund the satisfaction and discharge of the indenture governing its 9.500% senior unsecured notes due 2025, to repay a portion of the borrowings outstanding under its senior secured credit facility and use any excess for general corporate purposes.

Wells Fargo Securities, BofA Securities, Mizuho and Truist Securities are acting as active joint book-running managers for the offering of the notes.

This offering of notes is being made pursuant to an effective automatic shelf registration statement, including a prospectus and a preliminary prospectus supplement related to the offering, previously filed by the Company with the Securities and Exchange Commission (“SEC”). Copies of the prospectus and the preliminary prospectus supplement may be obtained by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus and the preliminary prospectus supplement may be obtained by contacting: Wells Fargo Securities, Syndicate.Ops@wellsfargo.com; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, Attn: Prospectus Department, E-mail: dg.prospectus_requests@bofa.com; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Toll-free: 1-866-271-7403; or Truist Securities, Inc., 303 Peachtree Street, Atlanta, GA 30308, Attn: Prospectus Dept, Telephone: (800) 685-4786, E-mail: TruistSecurities.prospectus@Truist.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer or sale of these securities will be made only by means of a prospectus, including a prospectus supplement, forming a part of the related registration statement.

About Vital Energy

Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.

Forward-Looking Statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The forward-looking statements involve risks and uncertainties, including, among others, that our business plans may change as circumstances warrant and that the new notes may not ultimately be offered to the public and the Existing Notes may not be purchased because of general market conditions or other factors.

General risks relating to Vital Energy include, but are not limited to, moderating but continuing inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, actions by the Organization of Petroleum Exporting Countries and other producing countries and the Russian-Ukrainian military conflict, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the volatility of oil, natural gas liquids and natural gas prices, including our area of operation in the Permian Basin, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, such as the COVID-19 pandemic, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of legislation or regulatory initiatives intended to address induced seismicity on the Company’s ability to conduct its operations; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company’s transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to the Company’s business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2022, the preliminary prospectus supplement and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Vital Energy’s website at www.vitalenergy.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

Ron Hagood

918.858.5504

ir@vitalenergy.com

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